                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )


Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
[X] Definitive proxy statement                Rule 14a-6(e) (2))

[ ] Definitive additional materials

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                              ELLETT BROTHERS INC.
                (Name of Registrant as Specified In Its Charter)




Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                              ELLETT BROTHERS, INC.
                               267 COLUMBIA AVENUE
                          CHAPIN, SOUTH CAROLINA 29036



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 12, 1999



         The Annual Meeting of Shareholders of Ellett Brothers, Inc. will be held at the Company's offices at 267 Columbia Avenue, Chapin, South Carolina on Wednesday, May 12, 1999, at 10:00 a.m., for the following purposes:

         (1)      To elect six members to the Board of Directors;

         (2) To ratify the appointment of the Company's independent auditors; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders whose names appeared of record on the books of the Company at the close of business on April 7, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.







                                             E. Wayne Gibson
                                             Secretary




Dated: April 7, 1999










YOU ARE REQUESTED TO FILL IN, DATE, SIGN AND RETURN THE PROXY SUBMITTED HEREWITH IN THE ENCLOSED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

                              ELLETT BROTHERS, INC.
               267 COLUMBIA AVENUE -- CHAPIN, SOUTH CAROLINA 29036

                                 PROXY STATEMENT


GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ellett Brothers, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 267 Columbia Avenue, Chapin, South Carolina, on Wednesday, May 12, 1999, at 10:00 a.m., and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 9, 1999.

         The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the notice of the Annual Meeting. So far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. If any other business properly comes before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted on such matters in accordance with the judgment of the persons voting such proxies.

         You are requested to complete, date and sign the accompanying form of proxy and promptly return it in the accompanying envelope. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted "for" each of the proposals described in this Proxy Statement, including election of the director nominees set forth in this Proxy Statement.

         Any shareholder who has signed the proxy referred to in this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Corporate Secretary of the Company a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Whether or not you plan to attend the Annual Meeting, you are urged to sign and return the enclosed proxy.

         The quorum required for the transaction of business at the Annual Meeting is a majority of shares of the Company's no par value common stock (the "Common Stock") issued and outstanding on the record date, which shares must be present in person or represented by proxy at the Annual Meeting. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be considered shares present in person or by proxy and entitled to vote and therefore will be counted for purposes of determining whether there is a quorum at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have the discretionary voting power and has not received voting instructions from the beneficial owner.

         The Tuscarora Corporation, Tuscarora Marketing Group, Inc., EWG Investments, Inc., and Tuscarora Foundation, Inc. together own over 50% of the Common Stock eligible to be voted at the Annual Meeting. Consequently, these four shareholders, as a group, are in a position to control the outcome of each matter currently scheduled to be brought to a vote at the Annual Meeting. Each of these corporations has indicated to the Company that it intends to vote all of the shares of Common Stock owned by it in favor of the election of each of the six nominees for election as a director, and in favor of the ratification of the appointment of the Company's independent auditors. In such event, each of the six nominees listed in this Proxy Statement will be elected to the Board of Directors, and the appointment of PricewaterhouseCoopers, LLP as the Company's independent auditors for the 1999 fiscal year will be ratified, regardless of the votes that may be cast by the holders of the balance of the outstanding shares of Common Stock.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors and officers of the Company may also solicit proxies personally or by telephone or telegram; however, no compensation will be paid for such solicitations. In addition, the Company will bear the expenses of brokerage houses and other custodians, nominees and fiduciaries, who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on April 7, 1999, as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of April 7, 1999, there were 4,316,518 issued and outstanding shares of the Common Stock. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company consist of the persons named in the table below, each of whom holds the position reflected as being held by him in the table. Each director has been elected to serve until the next Annual Meeting of shareholders of the Company or until his successor is elected and qualified. The executive officers of the Company were elected by, and serve at the discretion of, the Board of Directors. Additional information with respect to those persons who serve as directors and executive officers is set forth below:

Name                         Age      Position
---------------------        ---      --------------------------------------------------------
Joseph F. Murray, Jr.        49       President; Chief Executive Officer; Director

P. Douglas McMillan          55       Executive Vice President

George E. Loney              53       Chief Financial Officer

Robert D. Gorham, Jr.        67       Chairman of the Board of Directors

E. Wayne Gibson              46       Chairman of the Executive Committee; Secretary; Director

William H. Batchelor         67       Director

Charles V. Ricks             65       Director

William H. Stanley           73       Director

Joseph F. Murray, Jr. has served as President and Chief Executive Officer of the Company since he was hired in April 1991. Prior to joining the Company, he served for one and a half years as Vice President of Sales and Marketing for Simmons Outdoor Corporation, a major sports optical company specializing in firearm scopes, binoculars, and telescopes. Mr. Murray has over twenty-five years of experience in the telemarketing and sporting goods distribution business, having served prior to 1989 as President and Chief Executive Officer for the last three of his fifteen years with Southern Gun and Tackle Distributors, which at that time was one of the nation's largest sporting goods distributors. He has served in several industry organizations and is past President of the National Association of Sporting Goods Wholesalers. Mr. Murray attended the University of Bridgeport in Connecticut. Mr. Murray has been a director of the Company since June 1993.

P. Douglas McMillan joined Ellett Brothers as Executive Vice President on July 1, 1998 and brings years of varied experience in financial and operational positions, including his most recent experience in the distribution industry. Prior to joining the Company, he served six years as President and Chief Executive Officer of Allison-Erwin Company, a marketing and wholesale distribution company. Prior to working for Allison-Erwin, Mr. McMillan held positions with Blue Bell, Inc., Monsanto Company, Hartmarx, Beatrice Foods Company, and The Tuscarora Corporation. He has over thirty years of increasingly responsible and diverse experience in both public and private companies. He currently serves on the Board of Directors for \Bin, Inc., a firm providing Year 2000 solutions to global businesses. Mr. McMillan is a graduate of the University of North Carolina at Chapel Hill.

George E. Loney joined Ellett Brothers as Chief Financial Officer on April 1, 1998. For the previous seven years, he was Senior Vice President of Finance, Chief Financial Officer and Treasurer for Merchants Inc., a retailer and wholesale distributor in the tire and automotive service industry. Prior to that, Mr. Loney was Executive Vice President and Chief Financial Officer for Dart Drug Stores, Inc. His background includes experience in information systems and warehouse distribution. Mr. Loney is a member of the American Institute of Certified Public Accountants and is a graduate of the University of Dayton with a degree in accounting.

Robert D. Gorham, Jr. is a private investor and, since 1965, has been the controlling shareholder and a director of The Tuscarora Corporation, a private holding company based in Rocky Mount, North Carolina. Mr. Gorham received his masters degree in business administration from Harvard University. Mr. Gorham has been a director and has served as Chairman of the Board of Directors of the Company since The Tuscarora Corporation acquired it in 1985.

E. Wayne Gibson has served as President and a director of The Tuscarora Corporation since 1982 and as President and sole shareholder of EWG Investments, Inc. since 1982. He has served The Tuscarora Corporation in numerous full time positions since 1976, including Chief Financial Officer and Executive Vice President. Mr. Gibson received his masters degree in business administration from the University of North Carolina at Chapel Hill. Mr. Gibson has been a director and has served as Chairman of the Executive Committee and Secretary of the Company since The Tuscarora Corporation acquired it in 1985.

William H. Batchelor served as City Manager of the City of Rocky Mount, North Carolina for seventeen years, prior to his retirement on December 31, 1994. He also held that office for ten years prior to 1970. He has served as a director of The Tuscarora Corporation for more than twenty-eight years and served as its Executive Vice President from 1970 to 1976. Following his retirement as City Manager, he returned to this executive officer position with Tuscarora. From 1986 until 1998, he served as Chairman of the Board of New Southern of Rocky Mount, Inc., a peanut and cotton seed processing company. Mr. Batchelor is a graduate of North Carolina State University. Mr. Batchelor has been a director of the Company since The Tuscarora Corporation acquired it in 1985.

Charles V. Ricks has been a financial and tax advisor since 1958. He has been an independent consultant to a number of closely-held businesses since August 1985 when he resigned as partner in charge of the Charlotte, North Carolina tax practice of Price Waterhouse. Prior to joining Price Waterhouse in 1975, he had been a partner in a private investment partnership for four years. He also was associated with Arthur Anderson & Co. for approximately twelve years, resigning as a tax partner in January 1971. Mr. Ricks graduated summa cum laude from Duke University. Mr. Ricks has been a director of the Company since 1993.

William H. Stanley is past President, Chairman, and Chief Executive Officer of Peoples Bank & Trust Co. of Rocky Mount, North Carolina. He served in various capacities for Peoples Bank from 1950 to 1985. Since his retirement from Peoples Bank he has served as a director of Boddie-Noell Restaurant Properties, Inc., a director of Rocky Mount Mills, and Chairman of the Nash County Social Services Board. Mr. Stanley has been a director of the Company since 1995.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of April 7, 1999. Information is presented for (i) shareholders owning more than five percent of the outstanding Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all directors and executive officers, as a group. Except as otherwise specified, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder.

Name                                                         Number of Shares(1)                 Percent(1)
-----------------------------------------------------------------------------------------------------------
E. Wayne Gibson(2)
     Chairman of the Executive Committee,
     Secretary and Director                                      2,620,900(3)                      60.7%

Robert D. Gorham, Jr.(2)
     Chairman of the Board                                       2,070,900(4)                      48.0%
The Tuscarora Corporation(2)                                     1,945,000                         45.1%
EWG Investments, Inc.(2)                                           550,000                         12.7%

Dimensional Funds Advisors Inc. (2)                                294,600                          6.8%

Gilder, Gagnon, Howe & Co. (2)                                     611,775                         14.2%

Joseph F. Murray, Jr.
     President, Chief Executive Officer
     and Director                                                  145,918                          3.4%

P. Douglas McMillan
     Executive Vice President                                      120,000(5)                       2.7%

George E. Loney
     Chief Financial Officer                                            -0-                        -0-

William H. Batchelor
     Director                                                        5,000(6)                       *

William H. Stanley
     Director                                                        3,700                          *

Charles V. Ricks
     Director                                                           -0-                        -0-

All directors and executive officers as a group
     (8 persons)                                                 2,895,518                         65.6%

* Amount represents less than 1.0%

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 4,316,518 shares on the Record Date.

(2) The address of E. Wayne Gibson, Robert D. Gorham, Jr., The Tuscarora Corporation, and EWG Investments, Inc. is Post Office Box 912, Rocky Mount, North Carolina 27802. The address of Dimension Funds Advisors Inc. is 1299 Ocean Avenue, 11TH Floor, Santa Monica, California 90401. The address of Gilder, Gagnon, Howe & Co. is 1775 Broadway, 26TH Floor, New York, New York 10019.

(3) Shares reflected as beneficially owned include all shares reflected in the table as beneficially owned by The Tuscarora Corporation and EWG Investments, Inc., 40,000 shares owned by Tuscarora Marketing Group, Inc. and 85,900 shares owned by Tuscarora Foundation, Inc., a charitable foundation of which Mr. Gibson is a director and an executive officer. Mr. Gibson is the sole shareholder and President of EWG Investments, Inc; President, a director and a principal shareholder of The Tuscarora Corporation, and President and a director of Tuscarora Marketing Group, Inc.

(4) Shares reflected as beneficially owned include all shares reflected in the table as beneficially owned by The Tuscarora Corporation, 40,000 shares owned by Tuscarora Marketing Group, Inc. and 85,900 shares owned by Tuscarora Foundation, Inc., a charitable foundation of which Mr. Gorham is a director. Mr. Gorham is the majority shareholder and a director of The Tuscarora Corporation, and the sole shareholder and a director of Tuscarora Marketing Group, Inc.

(5) Shares reflected as beneficially owned include 100,000 shares issuable pursuant to currently exercisable stock options.

(6) Excludes shares owned by The Tuscarora Corporation and Tuscarora Marketing Group, Inc. Mr. Batchelor is a director of both of such corporations.

Section 16(a) of the 1934 Act requires the directors and officers of the Company to file reports of holdings and acquisitions in Common Stock with the Securities and Exchange Commission ("SEC"). Based on Company records and other information, the Company believes that all SEC filing requirements applicable to its directors and officers were complied with in respect to the Company's 1998 fiscal year.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         Pursuant to the authority granted to it by the Company's Bylaws, the Board of Directors has set the size of the Board at six members. The Executive Committee of the Board of Directors has recommended six nominees for election as directors, consisting of the existing six members of the Board of Directors, to serve until the next Annual Meeting of shareholders or until their respective successors shall have been elected and shall have qualified. The nominees for Directors are: William H. Batchelor, E. Wayne Gibson, Robert D. Gorham, Jr., Joseph F. Murray, Jr., Charles V. Ricks, and William H. Stanley.

         The persons nominated will be elected if they receive a plurality of the votes cast in the election of directors. Directions to withhold authority, abstentions and broker non-votes in the election of directors will not be included in determining a plurality. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. The proxies solicited for this meeting cannot be voted for a greater number of persons than the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Executive Committee of the Company. The Board of Directors has no reason to believe that any of the nominees listed below will not be available for election as a director.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED HEREIN.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation, including bonuses, earned by the Chief Executive Officer and by each of the executive officers of the Company whose annual compensation from the Company during 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                                            Compensation
                                                                               Awards
                                                                    ---------------------------
                                                                    Restricted       Securities              All
                                                                       Stock         Underlying             Other
Name and Principal Position(3)      Annual Compensation              Awards(1)         Options          Compensation(2)
-----------------------------------------------------------------------------------------------------------------------
                               Year        Salary         Bonus
                               ---------------------------------
Joseph F. Murray, Jr.          1998      $ 301,154      $149,531             -               -              $ 7,572
President and                  1997        301,154       125,000             -               -                5,713
   Chief Executive Officer     1996        270,577       217,055     $ 250,000          95,918                5,512

P. Douglas McMillan            1998        119,308         8,000        92,500         100,000               20,428
Executive Vice President

George E. Loney                1998        124,096        18,491             -               -               16,508
Chief Financial Officer

Eddy G. Van Dyke               1998        127,135             -             -               -                1,993
Chief Operating Officer        1997        159,888         8,000             -               -               10,730

E. Wayne Gibson                1998        150,576             -             -               -                4,240
Chairman of the Executive      1997        113,365             -             -               -                2,232
   Committee and Secretary     1996         75,577             -             -               -                2,632

(1) During 1996, the Company granted a restricted stock award to Joseph F. Murray, Jr. for 40,000 shares. The award was valued at the market price per share on the date of the grant. The award for Mr. Murray vests evenly over a four-year period commencing on June 6, 1996. Dividends will be paid on the outstanding award from the time of the grant. No other restricted shares were held by Mr. Murray as of the fiscal year-end. During 1998 the Company granted a restricted stock award to P. Douglas McMillan for 20,000 shares. The award was valued at market price per share on the date of the grant. The award vests immediately.
(2) Amounts included under the heading "All Other Compensation" for 1998 include (i) $2,572, $3,128, $1,491, $1,451, and $1,740 in premiums for life insurance provided by the Company for the benefit of Messrs. Murray, McMillan, Loney, Van Dyke, and Gibson, respectively, and (ii) $2,500 in Company contributions to the Company's 401(k) plan for the account of Mr. Murray, and $542 for the account of Mr. Van Dyke, and (iii) $2,500 each for Messrs. Murray and Gibson in directors' meeting fees, and (iv) $17,300 and $15,017 in relocation expenses for Mr. McMillan and Mr. Loney, respectively.
(3) Mr. McMillan joined the Company on July 1, 1998. Mr. Loney joined the Company on February 1, 1998 and became Chief Financial Officer on April 1, 1998. Mr. Van Dyke left the Company on October 6, 1998.

OPTION GRANTS

         The following table sets forth certain information with respect to all options to purchase Common Stock granted during 1998 to the Company's executive officers included in the Summary Compensation Table. See "Compensation Committee Report on Executive Compensation."

                        OPTION GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                                                                                                       Potential Realizable Value at
                                              Percent of Total                                            Assumed Annual Rates of
                               Number of           Options                                                Stock Price Appreciation
                               Securities        Granted to         Exercise or                               For Option Term
                               Underlying         Employees         Base Price         Expiration
Name                        Options Granted        In 1998           Per Share            Date              5%               10%
--------------------------- ----------------- ------------------ ------------------ ----------------- ---------------- -------------
P. Douglas McMillan              50,000              50%                $10           July 1, 2003         $ -0-            $ -0-
Executive Vice President         50,000              50                  15           July 1, 2003           -0-              -0-



FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at December 31, 1998 by the executive officers included in the Summary Compensation Table. None of such executive officers exercised any options during the fiscal year ended December 31, 1998. There were no unexercised in-the-money options outstanding at December 31, 1998.

                       1998 FISCAL YEAR-END OPTION VALUES

                                               Number of Securities Underlying
                                                     Unexercised Options
                                                         At 12/31/98
                                         ---------------------------------------------
            Name                              Exercisable           Unexercisable
            ---------------------------- ---------------------- ----------------------
            P. Douglas McMillan                 100,000                  -0-

COMPENSATION OF DIRECTORS

         Each director of the Company is paid a fee of $500 for attending each meeting of the Board of Directors and of committees of the Board of Directors. All directors of the Company are reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of E. Wayne Gibson, Chairman, and Robert D. Gorham, Jr. Each of these individuals is also an executive officer of the Company and, beginning in 1994, each of Mr. Gorham and Mr. Gibson began receiving an annual salary of $75,000. On July 1, 1997, Mr. Gibson's annual salary was increased to $150,000. These salaries were approved by a vote of the disinterested directors of the full Board of Directors. See "Compensation Committee Report on Executive Compensation" on page 7 and "Certain Relationships and Related Transactions" on page 9.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company had a total of five meetings during 1998. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which he served during the period for which he was a director.

         Among its standing committees the Company has an Audit Committee, a Compensation Committee and an Executive Committee.

         The Audit Committee consists of William H. Stanley and Charles V. Ricks. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure and makes recommendations to the Board of Directors as may be appropriate. This Committee met twice during 1998.

         The Compensation Committee consists of E. Wayne Gibson and Robert D. Gorham, Jr. This Committee sets the salaries and other compensation of all officers and directors of the Company, except the salaries of the Chairman of the Board and the Chairman of the Executive Committee, and all other employees whose salaries are at a monthly rate at or above a level as determined from time to time by the Board of Directors. This Committee met two times during 1998.

         One of the duties of the Executive Committee is the annual recommendation to the Board of Directors of the size and composition of the Board of Directors. The Executive Committee will consider nominees for the Board of Directors recommended by shareholders. Recommendations by shareholders should be forwarded to the Secretary of the Company and should identify the nominee by name and provide pertinent information concerning his or her background and experience. A shareholder recommendation must be received at least one hundred and twenty days prior to the date of the Annual Meeting of shareholders. The Executive Committee, consisting of Joseph F. Murray, E. Wayne Gibson and Robert
D. Gorham, Jr., met eight times in 1998.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is designed to attract, motivate and fairly reward people with the capabilities required for the Company to achieve its objectives. It is the Company's belief that a program which fulfills the financial and emotional needs of its executives is an important means of retaining them.

         The Compensation Committee seeks to align executives' performance objectives with the interests of shareholders, and to structure compensation plans to reach a balance between achievement of short-term business plans and long-term strategic goals. Compensation for executive officers, therefore, is designed to be directly linked to the Company's performance. This is accomplished through annual bonus programs, substantially dependent upon the Company's financial performance, combined with stock options which provide additional value to certain executives as the value of the Common Stock grows. Each of these components has an integral role in the total executive compensation program.

         Each of the members of the Compensation Committee is also an executive officer of the Company. Robert D. Gorham, Jr., Chairman of the Board of Directors, and E. Wayne Gibson, Chairman of the Executive Committee and Secretary, received $77,885 and $150,576, respectively, in compensation from the Company for his services as an officer during 1998. These amounts were determined by the remaining members of the Board of Directors without a recommendation from the Compensation Committee and with Mr. Gorham and Mr. Gibson abstaining from voting in each case. The consideration by the full Board of Directors of the Committee's recommendations regarding Joseph F. Murray's compensation as President and Chief Executive Officer are made without the presence or participation of Mr. Murray.

         In general, compensation for each of the Company's associates, including the executive officers, is based on the associate's responsibilities and performance over a period of time. The Company's executive compensation program has four principal components: base salary, annual variable incentive compensation, stock options, and other compensation. The Committee believes these components combine to provide a fair and competitive package, while helping the Company to achieve its objectives, both short- and long-term.

         Base Salary: The salary of each executive is regularly reviewed against comparable positions in other companies in the Company's industry. Each executive's base salary is then determined based on that information as well as the individual's performance over time. The Company believes that a position is ultimately only worth a certain amount in base salary, and that additional compensation should be determined by incentives.

         Annual Variable Incentive Compensation: The Company believes that, for executives with the most influence on profitability, a meaningful portion of compensation should be "at risk," providing a direct link between pay and the Company's results for the year. The Company has a bonus program that rewards its executives, department managers, and certain other associates based both on the Company's financial performance during each year and the personal performance of the associate. Such incentives are paid in two ways. First is a bonus based upon successfully meeting certain criteria established jointly by the Company and the associate. Second is an annual bonus based upon the Company's financial performance.

         The annual bonus for all associates, other than Mr. Murray, is determined by the Compensation Committee following discussions with Mr. Murray, who makes a recommendation on each associate's bonus. The annual bonuses for Mr. Murray, Mr. McMillan, and Mr. Loney, are determined by the Committee based upon a percentage of adjusted income before taxes for the Company. In the case of Mr. Murray, the Committee approved the payment of discretionary bonuses in 1995, 1996, and 1997. In awarding such discretionary bonuses, the committee considered numerous factors, including the Company's performance relative to the distribution business and the complexity in acquiring and operating the subsidiaries.

         Stock Options and Restricted Stock: The Company's long-term incentive compensation for executive officers is designed to focus management's attention on the Company's future. Such long-term compensation is provided through grants of restricted stock and stock options. The number of stock options granted is based upon the executive's salary, performance and responsibilities.

         Other Compensation: Each executive officer also receives additional compensation through standard benefit plans available to all associates including, but not limited to, matching contributions pursuant to a 401(k) plan, paid vacation, and group health, life, and disability insurance. The Compensation Committee believes each of these benefits is an integral part of the overall compensation program that helps to ensure that executive officers of the Company receive competitive compensation.

         Compensation Committee members are:

             E. Wayne Gibson - Chairman of the Compensation Committee,
                               Chairman of the Executive Committee and Secretary Robert D. Gorham, Jr. - Chairman of the Board of Directors

PERFORMANCE GRAPH

         The graph below compares cumulative total shareholder return of the Common Stock for the period from December 31, 1993 to December 31, 1998, with The Nasdaq Stock Market (US) Index and with a Peer Group* of companies for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on December 31, 1993.

                                    [GRAPH]

------------------------------------ --------------- --------------- --------------- --------------- --------------- ---------------
                                        12/31/93        12/31/94        12/31/95        12/31/96        12/31/97        12/31/98
------------------------------------ --------------- --------------- --------------- --------------- --------------- ---------------
ELLETT BROTHERS INC.                      100.00          179.21           96.54           61.14           68.71           58.48
------------------------------------ --------------- --------------- --------------- --------------- --------------- ---------------
THE NASDAQ STOCK MARKET (US)              100.00          104.99          136.18          169.23          207.00          291.96
------------------------------------ --------------- --------------- --------------- --------------- --------------- ---------------
PEER GROUP                                100.00          117.54           96.26           96.08           96.65           58.48
------------------------------------ --------------- --------------- --------------- --------------- --------------- ---------------

* The Peer Group is composed of companies that compete with the Company, companies that supply products distributed by the Company, and companies that otherwise operate in the outdoor sporting goods industry. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average. The members of the Peer Group are as follows: Sturm Ruger & Company, Inc., The Coleman Company, Inc., and Jumbo Sports, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of the date of this Proxy Statement, The Tuscarora Corporation, Tuscarora Marketing Group, Inc., EWG Investments, Inc., and Tuscarora Foundation, Inc. own an aggregate of approximately 60.7% of the outstanding Common Stock. Robert D. Gorham, Jr., E. Wayne Gibson and William H. Batchelor are all directors of the Company and are the three directors of The Tuscarora Corporation. Mr. Gorham is the majority shareholder of The Tuscarora Corporation and Mr. Gibson is a principal shareholder and the President of The Tuscarora Corporation and the sole shareholder and President of EWG Investments, Inc. Mr. Gorham and Mr. Gibson are both directors of Tuscarora Foundation, Inc. See "Security Ownership of Certain Beneficial Owners and Management."

         The Tuscarora Corporation and the Company provide each other with certain support services at cost. Payments by the Company as well as amounts received from The Tuscarora Corporation relating to such services have not been material. Pursuant to a policy adopted by the Board of Directors with respect to transactions with affiliates, the Company expects that any arrangement or agreement with The Tuscarora Corporation relating to such support services will be on terms no less favorable to the Company than available in transactions of such nature with unrelated third parties.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has re-appointed the firm of PricewaterhouseCoopers, LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1999, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         A representative of PricewaterhouseCoopers, LLP will be available by telephone during the Annual Meeting to respond to appropriate questions and to make a statement, if he desires to do so.

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy for holders of Common Stock to vote such proxy in accordance with their best judgment.

                        PROPOSALS FOR 2000 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company by December 8, 1999 for possible inclusion in the proxy material relating to such meeting.

                           ANNUAL REPORT ON FORM 10-K

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written request to Mr. George E. Loney, Chief Financial Officer, Ellett Brothers, Inc., 267 Columbia Avenue, Chapin, South Carolina 29036.

                                             By order of the Board of Directors,


                                             E. Wayne Gibson
                                             Secretary
April 7, 1999

                              Ellett Brothers, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 12, 1999, IN THE MEETING FACILITIES OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 267 COLUMBIA AVENUE, CHAPIN, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

         The undersigned hereby appoints George E. Loney and P. Douglas McMillan, or any of them in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of Ellett Brothers, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held in the Meeting Facilities of the Company's principal executive offices at 267 Columbia Avenue, Chapin, South Carolina on May 12, 1999 at 10:00 a.m., and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1. Election of Directors:

     [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY
         (except as marked to the                 to vote as to all nominees
         contrary below)
         (This is considered a vote for all nominees.)

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

One year term:  William H. Batchelor   E. Wayne Gibson   Robert D. Gorham, Jr.
Joseph F. Murray, Jr.   Charles V. Ricks   William H. Stanley

2. The ratification of the appointment of PricewaterhouseCoopers, LLP as independent auditors for the Company for the fiscal year ending December 31, 1999, subject to the acceptance by the Board of Directors of a definitive fee proposal.

       FOR  [ ]             AGAINST  [ ]           ABSTAIN  [ ]

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.








THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1), AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                                       Date                              , 1999
                                           -------------------------------
                                       Signature(s)
                                                   -----------------------------

                                                   -----------------------------

                                       (Please sign exactly as shown on envelope addressed to you.
                                       If securities are jointly owned, each
                                       should sign.)